Exhibit 99.1

Employment Agreement between Digital River, Inc. and Carter D. Hicks.

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), the Release attached as Schedule A hereto (“the Release”), the Nonsolicitation Agreement attached hereto as Schedule B (the “Nonsolicitation Agreement”) and the Noncompetition Agreement attached as Schedule C hereto (the “Noncompetition Agreement”) are entered into between Digital River, Inc., including its affiliates, predecessors, successors, officers, directors, assigns, employees, stockholders, attorneys and agents (collectively “Digital River”), and Carter D. Hicks (“Mr. Hicks”).  Notwithstanding any other provision of this Agreement, this Agreement shall not be effective until the Release has become effective and enforceable.  Mr. Hicks and Digital River are sometimes referenced collectively as the “Parties” to this Agreement.

Digital River and Mr. Hicks wish to provide for the modification of their employment and other contractual relationships in connection with Mr. Hicks’ resignation as an executive officer of Digital River, Inc., as follows:

I.          MR. HICKS’ EMPLOYMENT.

The Parties agree that effective July 1, 2005 (the “Transfer Date”), Mr. Hicks will be a non-officer employee reporting to the Chief Executive Officer, until June 30, 2006 (the “Strategic Planning Period”).  The Parties agree that Mr. Hicks’ employment with Digital River will terminate on June 30, 2006, or sooner if Mr. Hicks accepts other employment (excluding board memberships and part-time consulting arrangements) (such date, the “Separation Date”) or materially breaches this Agreement, including the Schedules thereto.  Mr. Hicks shall not be an executive officer (or other officer) of Digital River after the Transfer Date.  Mr. Hicks shall be paid at a monthly salary of $3,000, less applicable withholdings, in accordance with Digital River’s normal payroll practices during the Strategic Planning Period.

During the Strategic Planning Period Mr. Hicks shall assist Digital River in such projects and work as Digital River may assign to Mr. Hicks.  Such projects and work may include but are not limited to financial planning, financial statement preparation and review, internal controls, transition advice with respect to past matters and projects and other financial projects.  Digital River may assign work to Mr. Hicks at its sole discretion during the Strategic Planning Period.  Mr. Hicks may work at such location as he deems appropriate, subject to the reasonable requirements of Digital River.  Digital River is an at will employer, and neither Mr. Hicks or Digital River is bound to continue the employment relationship if either chooses, at its will, to end the relationship at any time period.  Notwithstanding the foregoing, if Digital River terminates Mr. Hicks’ employment without cause during the Strategic Planning Period, then (i) the monthly salary referred to above in this paragraph shall continue until the separation date, (ii) Mr. Hicks will be relieved of any obligations to Digital River under the Noncompetition Agreement and (iii) the Release will no longer be of any force or effect.  Mr. Hicks agrees during the Strategic Planning Period that he will faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required by Digital River.

The Parties agree that Digital River shall pay Mr. Hicks for all accrued and used vacation as soon as is practicable after the Transfer Date.  Mr. Hicks shall no longer accrue vacation after the Transfer Date.

II.         CONSIDERATION.

In exchange for the covenants and promises contained in this Agreement and its attachments, and subject to this Agreement, Digital River agrees to provide Mr. Hicks with the following compensation and benefits (the “Consideration”):

A.               Payment.  Digital River will continue to make payments to Mr. Hicks through June 30, 2006, as discussed in Paragraph I above.

B.               Withholding.  Digital River will withhold from the compensation and benefits payable to Mr. Hicks under this Agreement all appropriate deductions for life insurance, short term disability, health insurance and dental insurance, as applicable, as well as all applicable tax withholdings.  Mr. Hicks shall be permitted to opt out of any of such employee benefit programs at his option, provided that such action is permitted by the requirements of such plans.

C.               Stock Options.  The Parties agree that all of Mr. Hicks’ outstanding stock options will continue to vest as scheduled through June 30, 2006, so long as he remains employed by the Company pursuant to this Agreement.  Mr. Hicks shall be entitled to exercise vested stock options during any period during which he remains an employee of Digital River, and for 90 days thereafter, and after such 90 day period he shall have no further right to exercise any of such stock options.

D.               Acknowledgment.  The Parties acknowledge that the consideration provided in this Agreement is valuable consideration for this Agreement (including its attachments) and its covenants, and includes payments and benefits to which Employee is not otherwise entitled.

III.        COVENANTS OF MR. HICKS.

Confidentiality.  The Parties understand that this agreement may be filed with the Securities and Exchange Commission at such time as required by the rules of the Securities and Exchange Commission.  Until such time this contract is so filed, the Parties agree that this agreement shall remain confidential.

A.               Return of Property.  No later than the Separation Date, except as mutually agreed otherwise, Mr. Hicks will return to Digital River all company property, including but not limited to all identification cards, files, computer hardware, software, equipment and disks, keys, credit cards and records.  The property to be returned includes all information or data regarding clients, prospective clients and vendors of Digital River, whether in original or duplicate form.

B.               Cooperation.  Mr. Hicks agrees to cooperate fully with Digital River in connection with any potential or actual litigation, or other real or potential disputes, which directly or indirectly involve Digital River.  Mr. Hicks agrees to appear as a witness and be available to attend depositions, consultations or meetings regarding litigation or potential litigation as requested by Digital River.

C.               Confidential Information.  Mr. Hicks acknowledges that he has had access to confidential business information (including, but not limited to, future business plans and personnel information) concerning the business, strategic plans, finances and assets of Digital River (“Confidential Information”).  This Confidential Information is not generally known outside of Digital River.  Mr. Hicks agrees that he will not, without the prior written authorization of Digital River, directly or indirectly use, divulge, furnish or make accessible to any person any Confidential Information, but instead shall keep all Confidential Information strictly and absolutely confidential.  Mr. Hicks will take reasonable care to safeguard and prevent the unauthorized use or disclosure of Confidential Information.

Mr. Hicks expressly acknowledges that he understands that the terms of this subsection are important to this Agreement and that, if he breaches the terms of this subsection, he shall be responsible for all damages to Digital River.  Mr. Hicks also acknowledges and agrees that the Confidential Information acquired during his employment with Digital River is valuable and unique, and that breach by Mr. Hicks of the provisions of this subsection would cause Digital River irreparable injury and damage that cannot be reasonably or adequately compensated by money damages.  Mr. Hicks therefore expressly agrees that Digital River shall be entitled to injunctive or other equitable relief in order to prevent a breach of this subsection of the Agreement in addition to such other remedies legally available to Digital River.  Mr. Hicks expressly waives the claim that Digital River has an adequate remedy at law for such a breach.

IV.       ADDITIONAL PROVISIONS.  Mr. Hicks agrees to execute the Release attached as Schedule A, the Nonsolicitation Agreement attached as Schedule B and the Non-Competition Agreement attached as Schedule C.

V.         MISCELLANEOUS PROVISIONS.

A.               Successors.  This Agreement shall be binding upon, enforceable by, and inure to the benefit of Mr. Hicks’ personal or legal representatives and heirs, and of Digital River and any successor company, but neither this Agreement nor any rights or payments arising hereunder may be otherwise assigned or pledged by the Parties.

B.               Controlling Law and Venue.  The validity of this Agreement and any of its provisions and conditions, as well as the rights and duties of the Parties, shall be interpreted and construed pursuant to and in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.  The Parties select and irrevocably submit to the exclusive jurisdiction of any Minnesota or United States Federal Court sitting in the State of Minnesota for any action to enforce, construe or interpret this Agreement.  The Parties further waive any objection to venue in such state on the basis of forum non conveniens or of convenience of the party.

C.               Amendment.  Any amendment to this Agreement shall be made in writing and signed by the Parties.

D.               Waiver.  No right arising out of this Agreement can be waived unless the waiver is in writing signed by the party to be bound by such waiver.  A waiver by any party of a breach or default of any provision of this Agreement shall not be deemed a waiver of future compliance.

E.                Entire Agreement.  Digital River and Mr. Hicks each represent that no promise or inducement has been offered or made except as set forth or referenced above, or in Schedule A, Schedule B or Schedule C, and that the consideration stated herein is the sole consideration for this Agreement.  This Agreement and its attachments supersede any prior agreement between the Parties with respect to the subject matter hereof; provided that the Release shall continue to be of full force and effect, subject to Mr. Hicks’ rescission rights described in Section VI of the Release.

F.                Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date set forth below:

DIGITAL RIVER, INC.

/s/ Carter D. Hicks	By:	/s/ Joel Ronning
Carter D. Hicks
	Its:	CEO
Date: June 29, 2005
Date: June 29, 2005

Schedule A

RELEASE FOR CARTER D. HICKS

[Intentionally Omitted]

Schedule B

Non-Solicitation Agreement

[Intentionally Omitted]

Schedule C

Non-Competition Agreement

[Intentionally Omitted]